                                      DAIMLER-BENZ VEHICLE TRUST 1996-A
                                           MONTHLY SERVICING REPORT
                                  SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                                           TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: OCTOBER 1997
DISTRIBUTION DATE: 11/20/97


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                     PER $1,000 OF  ORIGINAL
                                                                                           Class A/Class B
                                                                                         Certificate Amount
(i)   Principal Distribution                                                             ------------------
        Class A Amount                                                  $26,365,605.89     $33.156438
        Class B Amount                                                   $3,577,593.60     $52.813724
(ii)  Interest Distribution
        Class A Amount                                                   $2,294,254.44      $2.885172
        Class B Amount                                                     $195,441.10      $2.885172
(iii) Monthly Servicing Fee                                                $425,588.98      $0.493192
        Monthly Supplemental Servicing Fee                                       $0.00      $0.000000
        Class A Percentage of the Servicing Fee                            $392,180.25      $0.493192
        Class A Percentage of the Supplemental Servicing Fee                     $0.00      $0.000000
        Class B Percentage of the Servicing Fee                             $33,408.73      $0.493192
        Class B Percentage of the Supplemental Servicing Fee                     $0.00
(iv)  Class A Principal Balance (end of Collection Period)             $444,250,689.91
      Class A Pool Factor (end of Collection Period)                         55.867369%
      Class B Principal Balance (end of Collection Period)              $37,844,470.06
      Class B Pool Factor (end of Collection Period)                         55.867369%
(v)   Pool Balance (end of Collection Period)                          $482,095,159.97

(vi)  Class A Interest Carryover Shortfall                                       $0.00
      Class A Principal Carryover Shortfall                                      $0.00
      Class B Interest Carryover Shortfall                                       $0.00
      Class B Principal Carryover Shortfall                             ($3,011,642.25)

(vii) Distributed to Either the Class A or Class B
        Certificateholders                                                       $0.00      $0.000000


(viii)Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                  $24,616,863.40
        Class B Amount                                                           $0.00

(ix)  Aggregate Purchase Amount of Receivables repurchased by the
        Seller or the Servicer                                                   $0.00


                                                                                                        Page 1